Supplement dated November 29, 2001
           (To Prospectus Supplement dated July 27, 2001 to Prospectus dated June 28, 2001)

               CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    Depositor

             CSFB MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-S15
                                   $180,951,367
                                  (Approximate)

         This supplement revises the Prospectus Supplement dated July 27, 2001 to the Prospectus dated June 28, 2001, with respect to the above-captioned certificates.

         The following statement in the Prospectus Supplement dated July 27, 2001 is modified as indicated below:

                 The definition of "Group II Senior Principal Payment Amount" on page S-49 will be replaced with the following:

                 GROUP II SENIOR PRINCIPAL PAYMENT AMOUNT--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the Class Principal Balance of the Class II-A-1 Certificates immediately prior to such distribution date exceeds
         (y) the lesser of (A) the product of (i) approximately 36.50% and (ii) the Group II Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Group II Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Group II Aggregate Collateral Balance as of the cut-off date.















                           CREDIT SUISSE FIRST BOSTON
CDC SECURITIES                                  THE WILLIAMS CAPITAL GROUP, L.P.